UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

FPB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 SE Port St. Lucie Boulevard, FL                                                                                                                                         34952
(Address of principal executive offices)                                                                                                                                    (Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

N/A
                                             (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2008, FPB Bancorp, Inc.’s Board of Directors elected two new directors: John S. Leighton, III and Timothy K. Grimes, both age 41.

Mr. Leighton is president of Leighton Construction, Stuart, Florida, which has developed and built numerous residential and commercial real estate projects in Florida.  Mr. Leighton has a B.B.A. degree in business administration, and is a State certified general contractor, licensed real estate broker and licensed community association manager.

Mr. Grimes is the president and owner of Grimes Heating & Air Conditioning, Fort Pierce, Florida and co-owner of Southeast Sanitation and Indian Run Development Company.

At this time, neither Mr. Leighton nor Mr. Grimes have been appointed to any Board committees.

On May 22, 2008, FPB Bancorp, Inc. also issued a press release announcing the election of the new directors. A copy of the press release is furnished as Exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on May 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 FPB BANCORP, INC.
(Registrant)
Date: May 22, 2008

/s/ David W. Skiles
David W. Skiles
Chief Executive Officer & President